John Hunt

Direct Line: (617) 439-2194

Fax: (617) 310-9194

E-mail: jhunt@nutter.com

June 5, 2013

Pear Tree Funds
55 Old Bedford Road, Suite 202
Lincoln, Massachusetts 01773

Re:           Registration Statement on Form N-1A:
1933 Act File No. 333-102055
1940 Act File No. 811-03790

Ladies and Gentlemen:

As counsel to Pear Tree Funds, a voluntary association with transferable shares under Chapter 182 of the Massachusetts General Laws, commonly referred to as a “Massachusetts business trust” (the “Trust”), we have been asked to render this opinion letter in connection with the registration of an indefinite number of Ordinary Class and Institutional Class shares of beneficial interest, without par value, of the Trust (the “Shares”), representing interests in Pear Tree PanAgora Risk Parity Emerging Markets Fund, a series of shares of the Trust, as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 53 (the “Amendment”) to the Trust’s Registration Statement on Form N-1A (Registration Nos. 333-102055 and 811-03790).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on a certificate of the Secretary of the Commonwealth of Massachusetts and, as to matters of fact material to the opinion set forth below, on a Certificate of the Clerk of the Trust. In addition, we have assumed that the consideration per Share received by the Trust in connection with the sale of Shares will equal such consideration as set forth from time to time in the prospectus for the Shares.

The opinion expressed below is limited to the laws of the Commonwealth of
Massachusetts.

Based upon the foregoing, we are of the opinion that the Shares, when issued and sold, will be validly issued, fully paid and non-assessable by the Trust.

We hereby consent to the filing of this opinion letter as an exhibit to the Amendment, and to the reference to this firm as legal counsel for the Trust in the Statement of Additional Information contained in the Amendment.  In giving such consent, we do not admit that we are

Nutter McClennen & Fish LLP  ■  Attorneys at Law

Seaport West ■  155 Seaport Blvd. ■  Boston, MA 02210-2604 ■  617-439-2000 ■  Fax: 617-310-9000 ■  www.nutter.com

Pear Tree Funds
June 5, 2013

in the category of persons whose consent is required under Section 7 of the Securities Act of
1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Nutter McClennen & Fish LLP Nutter McClennen & Fish LLP
JJH/SJP/hex

2196548.1

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